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                                                                     EXHIBIT 16.


              ASSET MANAGEMENT FUND FOR SAVINGS INSTITUTIONS, INC.
                         SHORT-TERM LIQUIDITY PORTFOLIO
                           7 - DAY YIELD CALCULATIONS
                     FOR THE PERIOD ENDED OCTOBER 31, 1988


Standardized Yield:

         .0015517         x       365
         --------                 ---
           1.00                    7       = 8.09%
                                             =====

         Where:  .0015517 = Net Change in the Value of One Share; and

                     1.00 = Value of One Share at the Beginning of the
                            Period


Effective Yield:

                365/7
  (.0015517 + 1)      - 1 = 8.42%
                            =====

         Where:  .0015517 = Base Period Return




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              ASSET MANAGEMENT FUND FOR SAVINGS INSTITUTIONS, INC.
                   30-DAY STANDARDIZED YIELD CALCULATIONS FOR
                       THE PERIOD ENDED OCTOBER 31, 1988



                           6
         2 x [((A - B) + 1)  1] = Yield
                 (C x D)

Where:   A = Interest Earned during the Period
         B = Expenses Accrued during the period
         C = Average Shares Outstanding during the Period
         D = Maximum Offering Price/Share on the Last Day of the Period


Intermediate-Term Liquidity Portfolio

                                           6
         2 x [((6,857,990 - 1,131,086) + 1)  - 1] = 8.14%
                   (82,794,998 x 10.37)             =====

Mortgage Securities Performance Portfolio

                                         6
         2 x [((2,186,703 - 107,823) + 1)  - 1] = 8.76%
                  (27,072,157 x 10.71)            =====


Corporate Bond Portfolio

                                      6
         2 x [((849,442 - 47,381) + 1)  - 1) = 9.23%
                 (11,225,639 x 9.47)           =====



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              ASSET MANAGEMENT FUND FOR SAVINGS INSTITUTIONS, INC.
                 STANDARDIZED TOTAL RATE OF RETURN CALCULATIONS
                       FOR PERIODS ENDED OCTOBER 31, 1988


The standardized formula is as follows:
                    n
         P x (1 + T)  = ERV

Where:

         P = The Hypothetical Initial Investment ($1,000)

         n = The Number of Annualized Periods over which Return is being Measured

         ERV = Ending Redeemable Value

         T = Average Annual Total Return

Stated alternatively, the formula reads:

                 1/n
         [(ERV/P)    - 1] = T

Intermediate - Term Liquidity Portfolio

One-Year:
                          1
         [(1,076.61/1,000)  - 1] = 7.66%
                                   =====
Five-Year:
                          1/5
         [(1,625.58/1,000)    - 1] = 10.21%
                                     ======

From Effective Date of Registration (11/27/82):

                          1/5
         [(1,767.37/1,000)    - 1] = 10.07%
                                     ======
Mortgage Securities Performance Portfolio

One-Year:
                          1
         [(1,131.48/1,000)  - 1] =13.15%
                                  ======




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From Effective Date of Registration (1/23/84):
                          1/4.77808
         [(1,717.17/1,000)          - 1] = 11.98%
                                           ======
Corporate Bond Portfolio

One-Year:
                          1
         [(1,149.22/1,000)  - 1] = 14.92%
                                   ======
From Effective Date of Registration (11/7/86):

                          1/1.98630
         [(1,124.02/1,000)          - 1] = 6.06%
                                           =====


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